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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 17, 2000 on the financial statements of First Fortis Life Insurance Company and our report dated March 29, 2000, on the financial statements of First Fortis Life Insurance Company Variable Account A in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-31476) and related Prospectus and Statement of Additional Information of First Fortis Life Insurance Company for the registration of flexible premium deferred combination variable and fixed annuity contracts.


                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 27, 2000